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                                                         Exhibit 3.2


                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                                 OF TOPFORM, INC.
                              A DELAWARE CORPORATION
                           INCORPORATED JANUARY 19, 1988


     FIRST: Article I of the Certificate of Incorporation of TOPFORM, INC. (the Corporation), as adopted by the Corporation on January 19, 1988, is hereby amended in its entirety to effect a change in the name of the Corporation to "TRUEVISION INTERNATIONAL, INC.", effective with the filing of the Certificate with the State of Delaware as follows:

                                  ARTICLE 1
                                    NAME
                                    ----

     The name of the corporation (the "Corporation") is TRUEVISION INTERNATIONAL, INC.

     SECOND: Article V of the Certificate of Incorporation of TOPFORM, INC. (the Corporation), as adopted by the Corporation on January 19, 1988, is hereby amended in its entirety to effect a change in the Capital structure of the Corporation by amending the attributes of the existing class of Common Stock, and by authorizing an additional class of stock entitled "Preferred Stock", effective with the filing of the Certificate with the State of Delaware as follows:

                                  ARTICLE V
                                   CAPITAL
                                   -------

     The aggregate number of shares of Capital Stock which the Corporation is authorized to issue is one hundred ten million (110,000,000), divided into two classes of stock designated as COMMON STOCK and PREFERRED STOCK, and the total number of shares of each class, and their respective par values, which this Corporation shall have authority to issue is set forth as follows:

                    Preferred Stock - 10,000,000 shares, par value $0.001, per share,
                    Common Stock - 100,000,000 shares, par value $0.001, per share.

     A statement of all the relative designations, powers, rights, preferences, restrictions and limitations of the shares of each class of stock is as follows;

     (1) THE PREFERRED STOCK:

              (A) Shares of the Preferred Stock of the Corporation may be issued, from time to time, in one or more series, each of which series shall have such distinctive designations, restrictions or title,

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and shall be issued in such amounts as shall be determined and fixed by the
Board of Directors of the Corporation alone, prior to the issuance of any shares thereof.

              (B) At the time of such issuance, a certificate shall be filed as may be required by the General Corporation Law of the State of Delaware ("General Corporation Law"), or its successor legislation. The Board of Directors of the Corporation is hereby expressly granted authority to fix or alter, by only adopted resolution or resolutions, the designations and the relative powers and preferences, the relative participation rights, optional voting, conversion or other special rights, the terms and conditions of any redemptions and the relative qualifications, limitations or restrictions as may be authorized or permitted by the General Corporation Law with respect to each such series of Preferred Stock.

     (2) THE COMMON STOCK:

              (A) DIVIDENDS - Subject to any and all prior rights of the holders of any outstanding shares of the Preferred Stock of the Corporation, of any and all series, the Board of Directors may declare and pay ratable dividends or make other distributions in cash, its bonds or its property, including shares or bonds of other corporations, on the outstanding shares of its Common Stock, payable to the full extent permitted under the laws of the State of Delaware, EXCEPT when currently the Corporation is insolvent or would thereby be made insolvent. Dividends may be declared or paid and distributions may only be made out as surplus (as then defined under the General Corporation Law). Once declared, holders of Common Stock are entitled to prompt payment of dividends, without interest, to the extent that surplus then exists, Dividends in the shares of the Corporation's own capital stock may be declared and paid pro rata on the outstanding shares of its Common Stock to the extent permitted by the General Corporation Law, as amended, and Rule 10b-12 under the Securities Exchange Act of 1934, and its successor provisions.

              (B) LIQUIDATING DISTRIBUTIONS - In the event of any distribution of all of the assets of the Corporation, upon liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, after payment of the full preferential amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock shall be ratably entitled to receive all of the remaining assets of the Corporation in proportion to the number of shares held by them respectively. If the assets distributable in respect thereof shall be less than the amount necessary to pay the holders of the Preferred Stock the full preferential amount thereof, then the entire assets are to be distributed among the holders of the Preferred Stock, of any and all series then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled.

              (C) VOTING - Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held by him of record on the stock transfer books of the Corporation.


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     (3)  SHARES DEEMED FULLY PAID AND NONASSESSABLE: TRANSFER RESTRICTIONS:

          (A) All shares of Capital Stock of the Corporation issued for the consideration therefor fixed at or prior to the date of issuance thereof by the Board of Directors of the Corporation, which consideration shall be equal to not less than the par value of such shares of stock so issued, shall be deemed fully paid and shall be nonassessable when the Corporation receives payment of such consideration unless the consideration is future services or payment which is not represented by a promissory note.

          (B) At the time of each receipt of consideration, the owner, or subscriber, shall have all the rights and privileges of a holder of such class shares, including registration in his name and a certificate representing them. Where the consideration is future services or payment which is not represented by a promissory note, the rights of the subscriber shall be determined by the subscription agreement and the shares subscribed for shall be deemed to be nonassessable, but not fully paid until the Corporation receives such services or payments.

     (4)  ISSUANCE AND CANCELLATION OF SHARES:

          The authorized Capital Stock may be paid for in cash or in property, labor, promissory note, or past or future services at a just valuation to be fixed by the Board of Directors and it may be paid for before, concurrently or after its issuance as determined by the Board of Directors. In the absence of fraud, the judgment of the shareholders or of the Board of Directors as to the value of the consideration received for such shares shall be conclusive. Any unissued shares of any class herein authorized or hereafter increased or created may be issued from time to time by the Corporation in such manner, amounts and proportions, as shall be determined from time to time by the Board of Directors and as may be permitted by law existing at the time of said issuance. All shares of Capital Stock which have been reacquired by the Corporation in any manner shall be canceled and revert to the status of authorized but unissued shares which may be reissued under this provision.

     (5)  TRANSFER RESTRICTIONS:

          Notwithstanding any provisions contained in this Article V to the contrary, the Board of Directors of the Corporation shall have the power to restrict the transfer of shares of the Corporation's Capital Stock under such terms and in such manner as the Directors may deem appropriate and necessary, provided that such restriction shall not be inconsistent with the General Corporation Law. The certificates of any shares of Capital Stock so restricted shall be marked, in a conspicuous location, with a restrictive endorsement indicating the nature of the restriction and/or the place where such restriction may be found in the records of the Corporation. Additionally, the Board of Directors may also impose similar restrictions on shares of stock or certificates of ownership of other entities that may be distributed to its shareholders.

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     (6)  NO PRE-EMPTIVE RIGHTS:

          No shareholder of the Corporation shall have any pre-emptive or other right to purchase or subscribe for any shares of the Capital Stock of the Corporation which it may issue or sell, whether now or hereafter authorized, other than such right, if any, as the Board of Directors of the Corporation in its discretion may from time to time determine.

     (7)  FRACTIONAL SHARES:

          The Corporation may issue certificates for fractions of a share where necessary to effect share transfers, share distributions or a reclassification, merger, consolidation or reorganization, which shall entitle the holders, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions. As an alternative, the Corporation may: (i) pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined or (ii) issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or if its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any right of a shareholder except as therein provided. The scrip shall be issued subject to the condition that it becomes void if not exchanged for certificates representing full shares before a specified date. The scrip may be subject to the condition that the shares for which the scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of the scrip, or subject to any other condition which the Board of Directors may determine. The Corporation may provide reasonable opportunity for persons entitled to fractions of a share scrip to sell them or to purchase additional fractions of a share or scrip needed to acquire a full share.

     (8)  WARRANTS, OPTIONS, RIGHTS, CONVERTIBLES:

          Subject to the restrictions of the General Corporation Law, and its successor provisions, the Corporation is hereby expressly authorized and empowered, from time to time, by resolution of its Board of Directors, to fix the terms, conditions and provisions of and authorize the issuance of rights, warrants or options to purchase or subscribe for shares of Capital Stock of the Corporation. The consideration and terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such rights, warrants or options and/or any such shares or other securities may be purchased or acquired from the Corporation upon the exercise or conversion of any such rights, warrants, or options shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the creation and issuance of such rights, warrants or options, and as shall be permitted by law. Any and all shares or securities which may be purchased or acquired or issued upon the exercise or conversion of any such right, warrant or option shall be deemed fully paid shares and not liable to any further call or assessment, or partly paid and liable to further call or assessment, as the terms of the rights, warrants, or options shall provide. Except as otherwise provided by law, the Board of Directors shall have full power and discretion to prescribe and regulate from time to time the procedure to be followed, and all other matters concerning the creation, issuance, conversion and exercise of any such rights, warrants, and options and the reservation of shares


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or other securities for the conversion and/or exercise thereof, and the issuance of such shares or other securities upon the conversion or exercise thereof. Authority under this provision shall not be deemed to authorize creation of any new class of Capital Stock or to increase the authorized number of shares in any class of Capital Stock as set forth elsewhere in these Articles of Incorporation.

     (9)  REGISTERED OWNERS:

          The Corporation shall be entitled to treat the person in whose name any share of its Capital Stock is registered on its transfer books as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly provided by the General Corporation Law.

     (10)  BONDHOLDERS' RIGHTS:

          The Board of Directors may confer upon the holders of bonds issued or to be issued by it, rights to inspect the corporate books and records and to vote in the election of directors and on any other matters on which shareholders of the Corporation may vote to the extent, in the manner, and subject to the conditions prescribed in the resolutions conferring such rights under the terms of any bonds issued or to be issued by the Corporation.

     THIRD: The Certificate of Incorporation of TOPFORM, INC., is hereby amended by the addition of the following Article XII;

                                 ARTICLE XII
                          DIRECTOR INDEMNIFICATION

     No Director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this Article shall not eliminate or limit the liability of a Director: (i) For any breach of the Director's duty of loyalty to the corporation or its stockholders: (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for violation of Section 174 of the General Corporation Law of the State of Delaware; (iv) for any transaction from which the Director derived an improper personal benefit; or (v) for any act or omission prior to the effective date of this amendment.

     If the General Corporation Law of the State of Delaware is hereafter amended to further eliminate or limit the liability of a Director of a corporation, then a Director of the corporation, in addition to the circumstances set forth herein, shall not be liable to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of the Article Twelfth shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

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     FOURTH:  In all other respects, the Certificate of Incorporation of
TOPFORM, INC., filed January 19, 1988, as amended by this Certificate of Amendment of the Certificates of Incorporation, dated this 29th day of January 1, 1999, is hereby affirmed.

     FIFTH: This Amendment to the Certificate of Incorporation was duly adopted pursuant to the requirements of the General Corporation Law of the State of Delaware by the unanimous consent of the Board of Directors and the affirmative written consent in lieu of a meeting of a majority of the Shareholders of TOPFORM, INC.

     IN WITNESS WHEREOF, the President of TOPFORM, INC., has executed this instrument and the Secretary has affixed the Corporate Seal and attended thereto on this 29th day of January, 1999.

TOPFORM, INC.
A DELAWARE CORPORATION


By:  /s/ JOHN C. HOMAN
   ---------------------------------
   John C. Homan
   Its President

     ATTESTED TO:


By:  /s/ FRANK J. SEIFERT
   ---------------------------------
   Frank J. Seifert
   Its Secretary               CORPORATE SEAL:



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STATE OF CALIFORNIA )
                    ) SS.
COUNTY OF SAN DIEGO )

     I, Elaine Jim, a Notary Public do hereby certify that on the 30th day of January, 1999, before me personally appeared John C. Homan, President of TOPFORM, INC., a Delaware corporation, to me known to be the person who is described in and who executed the foregoing instrument and acknowledged to me that he executed the same on behalf of said corporation with the full authority of the Board of Directors, for the purposes therein expressed.

OFFICIAL SEAL                       /s/ ELAINE JIM
ELAINE JIM                          ------------------------------
                                    Elaine Jim, Notary Public
                                    Bernalillo County, New Mexico
                                    My commission expires: April 25, 2000


STATE OF CALIFORNIA )
                    ) SS.
COUNTY OF SAN DIEGO )

I, Frank J. Seifert, Secretary of TOPFORM INC., organized and existing under the laws of the State of Delaware, hereby certify as such Secretary and under seal of the Corporation, that the majority of the stockholders of TOPFORM, INC., a Delaware corporation, have given their written consent in lieu of meeting pursuant to Section 228(a) of the General Corporation Law of the State of Delaware to amend the Certificate of Incorporation as stated herein and that the said Certificate was executed by the President of the Corporation and attested to by myself as Secretary of the Corporation.

     WITNESS MY HAND AND SEAL OF TOPFORM, INC., a Delaware corporation, on this 13th day of January, 1999.

             By:  /s/ FRANK J. SEIFERT
                 --------------------------
                  Frank J. Seifert
                  Its Secretary


                                    Subscribed and sworn to before
                                    me this 13th day of January, 1999.

MICHAEL G. WYATT                    /s/ MICHAEL G. WYATT
SEAL                                -------------------------------
                                    Michael G. Wyatt, Notary Public
                                    San Diego County, California
                                    My commission expires: 7 FEB 2003.